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 As filed with the Securities and Exchange Commission on November 15, 1996
                                         Registration No. 33-57719 &
                                                          33-57719-01




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                 ________

                      Post-Effective Amendment No. 4
                                    To
                                 FORM S-3
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                            ___________________

CMS ENERGY CORPORATION             CMS ENERGY MICHIGAN LIMITED PARTNERSHIP
(Exact name of registrant as       (Exact name of co-registrant as
specified in its charter)          specified in its charter)

     Michigan                        Michigan
(State or other jurisdiction       (State or other jurisdiction of
incorporation or organization)     incorporation or organization)

       38-2726431                             38-3220537
  (I.R.S. Employer                       (I.R.S. Employer
  Identification No.)                     Identification No.)

                     Fairlane Plaza South, Suite 1100
                           330 Town Center Drive
                         Dearborn, Michigan  48126
                              (313) 436-9200
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)

                            ___________________
                              Alan M. Wright
       Senior Vice President, Chief Financial Officer and Treasurer
                     Fairlane Plaza South, Suite 1100
                           330 Town Center Drive
                         Dearborn, Michigan  48126
                               313-436-9560
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                            ___________________
       It is respectfully requested that the Commission send copies of all notices, orders and communications to:

  David J. Boyd, Esq.                    Thomas J. Igoe, Jr., Esq.
  Sidley & Austin                        Reid & Priest LLP
  One First National Plaza               40 West 57th Street
  Chicago, Illinois  60603               New York, New York  10019
                            ___________________

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                       DEREGISTRATION OF SECURITIES

  Pursuant to the undertaking set forth in CMS Energy Corporation's (the "Company") Registration Statement on Form S-3 (Registration Nos. 33-57719 & 33-57719-01), as amended (the "Registration Statement"), the Company hereby amends the Registration Statement to deregister $107,500 in Senior Debt Securities, Subordinated Debt Securities, CMS Energy Common Stock (par value $.01 per share), Class G Common Stock (no par value), Preferred Stock (par value $.01 per share), Guarantee with respect to CMS Energy Michigan Limited Partnership Preferred Securities and CMS Energy Michigan Limited Partnership Preferred Securities remaining unsold and unissued under the Registration Statement.


                                 SIGNATURE

  Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and State of Michigan, on the 15th day of November, 1996.

                                             CMS ENERGY CORPORATION


                                             By: /s/ Alan M. Wright
                                                  _______________________
                                                  Alan M. Wright
                                                   Senior Vice President,
                                                   Chief Financial Officer
                                                   and Treasurer

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